Exhibit 10.20

FORM OF

DEFERRED COMPENSATION AGREEMENT

THIS DEFERRED COMPENSATION AGREEMENT, dated as of December 23, 2005 (the “Agreement”), is between ITC^DeltaCom, Inc., a Delaware corporation (the “Company”), and,                              an officer of the Company (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated as of                     , 2005, as amended as of December 20, 2005, pursuant to which the Executive is entitled to receive, and the Board of Directors of the Company has awarded to the Executive,                      warrants (the “Warrants”) issuable pursuant to a Warrant Agreement, dated as of July 26, 2005, as amended as of December 21, 2005 (as amended from time to time, the “Warrant Agreement”), between the Company and Mellon Investor Services LLC, as Warrant Agent (the “Warrant Agent”);

WHEREAS, when issued, the Warrants will be exercisable during the period specified in the Warrant Agreement as the “Exercise Period” for shares of the 8% Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series C Preferred Stock”) or, at the Executive’s election, for shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock” and together with the Series C Preferred Stock issuable upon exercise of the Warrants, the “Warrant Shares”);

WHEREAS, the Warrant Agreement provides that the holder of Warrants surrendered for exercise shall be deemed to have accepted delivery and become a holder of record of the Warrant Shares issuable upon such exercise as of the date of the surrender of such Warrants and payment of the exercise price thereunder;

WHEREAS, the Executive wishes to elect in this Agreement the date or dates on which the Executive shall exercise the Warrants and, in accordance with the foregoing provision of the Warrant Agreement, receive delivery of the Warrant Shares issuable upon such exercise; and

WHEREAS, the Executive intends that such election shall be made pursuant to, and in compliance with the requirements of, Section 409A of the Internal Revenue Code of 1986, as amended, and regulations of the Treasury Department thereunder for purposes of satisfying the requirements of paragraphs (2), (3) and (4) of such Section 409A;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

2. Issuance of Warrants. The Company and the Executive acknowledge that the Warrants have not been issued to the Executive prior to the time of execution of this Agreement. The Warrants shall be issued to the Executive substantially concurrently with the entry into effect of this Agreement in accordance with Section 14.

3. Election of Exercise Dates. The Executive hereby designates as the date or dates during the Exercise Period on which he shall exercise the Warrant, and accept delivery of the Warrant Shares upon such exercise, the date or dates set forth in the Deferred Exercise Instruction attached hereto as Exhibit A and made a part of this Agreement by this reference. The Executive and the Company agree to execute such Deferred Exercise Instruction concurrently with the execution of this Agreement. The Executive authorizes and directs the Company, upon the execution thereof, immediately to deliver such Deferred Exercise Instruction to the Warrant Agent as contemplated by the Warrant Agreement. The Company and the Executive may mutually amend such Deferred Exercise Instruction or enter into a new Deferred Exercise Instruction that supersedes such Deferred Exercise Instruction, but neither party shall be under any legal obligation to do so. Promptly after the execution thereof, the Company shall deliver any such amended or new Deferred Exercise Instruction to the Warrant Agent as contemplated by the Warrant Agreement.

4. Notice of Deferred Exercise. Promptly following its receipt from the Executive of request therefor, the Company shall countersign each Notice of Deferred Exercise which is properly completed by the Executive consistent with the applicable Deferred Exercise Instruction then in effect.

5. Acknowledgement. The Executive acknowledges to the Company that, by entering into this Agreement, he will contractually limit his right to exercise Warrants that, in the absence of this Agreement, he would have the right to exercise at any time during the Exercise Period. The Executive represents and acknowledges to the Company that, in executing this Agreement, the Executive does not rely and has not relied upon any representation or statement made by the Company or the Company’s employees, agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise. The Executive further acknowledges and agrees that the Executive has been advised by the Company to consult with an attorney before executing this Agreement and that the Executive in fact has consulted with an attorney before executing this Agreement.

6. Notices. All communications, requests, consents, and other notices provided for or permitted in this Agreement shall be in writing and shall be deemed give if delivered by hand, facsimile transmission, e-mail, or first class mail, postage prepaid, to the last known address, facsimile transmission number, or e-mail address, as the case may be, of the recipient.

7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of rules provisions thereof.

8. Assignment. Neither this Agreement nor any rights or duties hereunder may be assigned by the Executive or the Company without the prior written consent of the other party.

9. Amendments. No provisions of this Agreement may be altered, amended, revoked, or waived, except by an instrument in writing, signed by each party to this Agreement.

10. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors, and permitted assigns.

11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Arbitration. Any dispute, controversy, or question arising under, out of, or relating to this Agreement (or the breach thereof) shall be referred for arbitration in the City of Wilmington, Delaware or the City of New York to a neutral arbitrator selected by Executive and the Company, and such arbitration shall be the exclusive and sole means for resolving any such dispute, controversy, or question.

13. Entire Agreement. This Agreement (which shall include Exhibit A hereto and any amended or new Deferred Exercise Instruction executed pursuant to Section 3), together with the Warrant Agreement, sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements, or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

14. Effectiveness. This Agreement shall become effective, and shall be a legal and binding obligation of the parties hereto, as of the time on the date hereof on which this Agreement shall have been executed by both parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ITC^DELTACOM, INC.

By:
Name:
Title:

EXECUTIVE

Exhibit A

December 23, 2005

Mellon Investor Services LLC

200 Galleria Parkway, Suite 1900

Atlanta, GA 30339

Attention: Client Services Manager

Ladies and Gentlemen:

The undersigned Holder and ITC^DeltaCom, Inc. (the “Company”) refer hereby to the Warrant Agreement, dated as of July 26, 2005, as amended as of December 21, 2005, between the Company and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the “Agreement”). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Agreement.

This letter constitutes a Deferred Exercise Instruction furnished by the Company pursuant to Section 3(k) of the Agreement.

The Holder refers to the following Warrants registered in the name of the Holder in the register of Warrants maintained by the Warrant Registrar:

Warrant Certificate No.	No. of Warrants

The Holder hereby notifies the Warrant Agent that, during the Exercise Period, the Holder may exercise the foregoing Warrants (and any Warrants issued in exchange, replacement or substitution therefor) only on one of the following dates:

1.	Time-Vesting Warrants. The Holder elects to defer exercise of his vested Time-Vesting Warrants until .

2.	Performance-Vesting Warrants. The Holder elects to defer exercise of his vested Performance-Vesting Warrants until the following dates:

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The Warrant Agent is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

HOLDER

COMPANY

By:
Name:
Title: